Exhibit 99.1
Filed by Applied Digital Solutions, Inc.
Pursuant to Rule 425 Under the Securities Act of 1933, as amended
Subject Company: Digital Angel Corporation
Commission File No: 333-145970
Applied Digital Reports 2007 Third Quarter Financial Results
DELRAY BEACH, FL — November 7, 2007 — Applied Digital Solutions, Inc. (the “Company” or “Applied Digital”) (NASDAQ: ADSX), a leading provider of identification and security technology, today reported financial results for its third quarter ended September 30, 2007. The Company’s consolidated financial results include the financial position, operating results and cash flows of its majority-owned subsidiaries, VeriChip Corporation (“VeriChip”) (NASDAQ: CHIP) and Digital Angel Corporation (“Digital Angel”) (AMEX: DOC).
The Company’s revenue for the third quarter of 2007 was $30.2 million, compared with $20.9 million for the third quarter of 2006. Net loss in the third quarter of 2007 was $11.3 million, or $0.16 loss per share, compared to $3.6 million, or $0.05 loss per share, in the third quarter of 2006. The net loss included $7.5 million in charges related to: a non-cash adjustment to goodwill for one of our discontinued companies, a non-recurring litigation settlement charge and reclassification of certain businesses as discontinued operations in anticipation of the merger with Digital Angel.
Digital Angel’s revenue increased to $20.3 million for the 2007 third quarter, compared to $12.4 million for the 2006 third quarter, reflecting an increase in animal applications and GPS and radio communications revenue. VeriChip’s revenue increased to $7.9 million for the 2007 third quarter, compared to $6.8 million for the 2006 third quarter, reflecting an increase in sales of VeriChip’s infant protection and wander prevention systems. As of September 30, 2007, the Company had cash and equivalents of $14.4 million compared to $7.1 million as of December 31, 2006.
For the nine months ended September 30, 2007, the Company’s revenue increased to $84.1 million, compared to $64.7 million in the nine months ended September 30, 2006. For the nine months ended September 30, 2007, the Company’s net loss was $19.2 million, or $0.28 loss per share, compared to a net loss of $9.8 million, or $0.15 loss per share, in the nine months ended September 30, 2006. Again, the net loss included $7.5 million in charges related to: a non-cash adjustment to goodwill for one of our discontinued companies, a non-recurring litigation settlement charge and reclassification of certain businesses as discontinued operations in anticipation of the merger with Digital Angel.
Digital Angel’s revenue increased to $55.2 million for the nine months ended September 30, 2007, compared to $40.1 million for the nine months ended September 30, 2006, reflecting an increase in animal applications and GPS and radio communications revenue. VeriChip’s revenue increased to $23.5 million for the nine months ended September 30, 2007, compared to $20.3 million for the nine months ended September 30, 2006, reflecting an increase in sales of VeriChip’s infant protection and wander prevention systems.
Applied Digital’s Chief Executive Officer Michael Krawitz commented, “Our two largest assets delivered strong results in the quarter, with Digital Angel reporting record total revenue, and VeriChip reporting record sales of its infant protection and wander prevention systems in what is typically a softer quarter. In the third quarter, we made considerable progress toward completing our merger with Digital Angel, which is expected to close in December 2007, and we saw another top-notch performance out of our PDSC division. We continue to believe the merger represents significant value for all stockholders by eliminating duplicative costs in excess of $2 million per year, sharpening the focus on core businesses and facilitating the divestiture, at appropriate times, of non-strategic assets.”

The highlights for the 2007 third quarter included:
•	The Company entered into a merger agreement with Digital Angel whereby Applied Digital will acquire the remaining 44% minority interest it does not currently own in Digital Angel. Digital Angel stockholders other than Applied Digital will receive 1.4 shares of Applied Digital common stock for every share of Digital Angel common stock held.
•	Digital Angel signed a $1.5 million contract with the UK Ministry of Defence to supply search and rescue beacon equipment (SARBE). The contract calls for deliveries to start immediately and will run over a maximum 21 months from contract award.
•	Digital Angel settled its patent infringement litigation against Datamars Inc., Datamars S.A., The Crystal Import Corporation and Medical Management International, Inc.
•	Digital Angel entered a distribution agreement with Data Lab S.A. of Paraguay for visual and electronic livestock identification tags. The agreement calls for purchase commitments of Digital Angel’s products through 2010.
•	Digital Angel’s LifeChip® equine RFID injectable transponder was the first of its kind to be approved by the USDA for use as part of the National Animal Identification System.
•	Digital Angel received an $800,000 order for C1 S-VDR (Simplified Voyage Data Recorder) float free capsules for commercial shipping.
•	VeriChip generated $53,000 from its implantable segment, the first revenue from that segment since its initial public offering, primarily from sales of its VeriTrace System; the Company also launched its Patient First program, a program under which patients receive the VeriMed™ implantable microchip with no up-front cost with a subscription to the VeriMed Patient Registry at a fee of $9.95 per month.
•	VeriChip partnered with Independent Dialysis Foundation (IDF) of Maryland to provide IDF’s 500 patients access to the VeriMed™ implantable microchip over a one-year period.
•	VeriChip officially launched its VeriMed Patient Identification System project with Alzheimer’s Community Care and more than 100 patients and caregivers received the VeriMed™ implantable microchip following the launch.
•	VeriChip and Digital Angel entered into a memorandum of understanding with RECEPTORS LLC, an expert in the field of proteomics and the development of artificial receptors, to develop a prototype renewable glucose sensor to use in conjunction with an implantable bio-sensing RFID microchip to measure glucose levels in the human body.
•	The number of hospitals registered in the VeriMed Patient Identification System network increased by 9.5% from 640 at the end of the second quarter of 2007 to 701 at the end of the third quarter of 2007. The number of protocol-adopted hospitals increased by 26.6% from 158 at the end of the second quarter of 2007 to 200 at the end of the third quarter of 2007.

Conference Call
Applied Digital and Digital Angel will host a joint conference call tomorrow, November 8, 2007, for investors, analysts, business and trade media, and other interested parties at 8:30 a.m. EST. Interested participants should call (866) 323-2725 within the United States or (706) 643-1836 internationally. Please use passcode 22892894. Alternatively, an audio-only, simultaneous Web cast of the live conference call can be accessed through Applied Digital’s Web site at www.adsx.com. For persons unable to participate in either the conference call or the Web cast, a digitized replay will be available from November 8 at approximately 11:00 a.m. EST to November 15 at 11:59 p.m. EST. For the replay, dial (800) 642-1687 (USA) or (706) 645-9291 (international), using access code 22892894. Alternatively, a Web cast replay can be accessed through the Investor Relations section under “Audio Archives” on Applied Digital’s Web site at www.adsx.com.
About Applied Digital — “The Power of Identification Technology”
Applied Digital develops innovative identification and security products for consumer, commercial, and government sectors worldwide. The Company’s unique and often proprietary products provide identification and security systems for people, animals, the food supply, government/military arena, and commercial assets. Included in this diversified product line are RFID applications, end-to-end food safety systems, GPS/Satellite communications, and telecomm and security infrastructure, positioning Applied Digital as the leader in identification technology. Applied Digital is the owner of majority positions in Digital Angel Corporation (AMEX: DOC) and VeriChip Corporation (NASDAQ: CHIP).
This press release contains certain “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements included in this press release include, without limitation, those concerning expectations for strong revenue growth of our RFID and other businesses, success of the Company’s marketing and sales initiative, benefits of the merger, and expected growth in sales, earnings and improvement in gross margins. These forward-looking statements are based on the Company’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions. Among the important factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements are our ability to successfully implement our business strategy; uncertainty as to our working capital requirements over the next 12 to 24 months; our ability to successfully integrate the businesses of acquired companies; our ability to maintain compliance with the covenants of our credit facilities; our expectation regarding future profitability and liquidity; competitive and economic influences; market acceptance of the VeriMed system; our ability to provide uninterrupted, secure access to the VeriMed database; the relative maturity in the U.S., and limited size, of the markets for our infant protection and wander prevention systems and vibration monitoring instruments; the degree of success we have in leveraging our brand reputation, reseller network and end-use customer base for our infant protection and wander prevention systems to gain inroads in the emerging market for asset/staff location and identification systems; the rate and extent of the U.S. healthcare industry’s adoption of RFID asset/staff location and identification systems; our ability to complete our efforts to integrate our infant protection, wander prevention and asset/staff location and identification systems on one technology platform; our ability to become a major player in the food source traceability and safety arena; our ability to successfully develop survival and emergency radios for the military and commercial uses; our reliance on third-party dealers and distributors to successfully market and sell our products; our ability to defend against costly product liability claims and claims that our products infringe the intellectual property rights of others; our ability to comply with current and future regulations relating to our businesses; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; our inability to complete the merger due to the failure to obtain the requisite stockholder approval or the failure to satisfy other conditions to the merger; and our ability to maintain proper and effective internal accounting and financial controls. Additional information about these and other factors that could affect the Company’s businesses is set forth in the Company’s Form 10-K/A under the caption “Risk Factors” filed with the Securities and Exchange Commission (“SEC”) on April 6, 2007, and subsequent filings with the SEC. The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law.

Important Additional Information and Where to Find It
On August 9, 2007, Applied Digital and Digital Angel issued a joint press release announcing the signing of an Agreement and Plan of Reorganization by and among Applied Digital, Digital Angel and Digital Angel Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Applied Digital (the “Acquisition Subsidiary”), pursuant to which the Acquisition Subsidiary will be merged with and into Digital Angel, with Digital Angel surviving and becoming a wholly-owned subsidiary of Applied Digital (the “Merger”). Upon the consummation of the Merger, each outstanding share of Digital Angel’s common stock not currently owned by Applied Digital will be converted into 1.4 shares of Applied Digital’s common stock.
In connection with the Merger, Applied Digital filed with the SEC a Registration Statement on Form S-4 containing a Joint Proxy Statement/Prospectus of Applied Digital and Digital Angel. Investors and security holders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus carefully because they will contain important information about Applied Digital, Digital Angel and the proposed transaction. The Joint Proxy Statement/Prospectus and other relevant materials (when they become available), and any other documents filed with the SEC, may be obtained free of charge at the SEC’s web site (www.sec.gov). In addition, investors and security holders may obtain a free copy of other documents filed by Applied Digital or Digital Angel by directing a written request, as appropriate, to Applied Digital at 1690 South Congress Avenue, Suite 200, Delray Beach, Florida 33445, Attention: Investor Relations, or to Digital Angel at 490 Villaume Avenue, South St. Paul, Minnesota 55075, Attention: Investor Relations. Investors and security holders are urged to read the Joint Proxy Statement/Prospectus and the other relevant materials before making any voting or investment decision with respect to the proposed transaction.
Participants in Solicitation
Applied Digital, Digital Angel and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the interests of these directors and executive officers in the proposed transaction is included in the Joint Proxy Statement/Prospectus referred to above. Additional information regarding Applied Digital’s directors and executive officers is also included in Applied Digital’s proxy statement (Form DEF 14A) for the 2007 annual meeting of Applied Digital’s stockholders, which was filed with the SEC on May 4, 2007. Additional information regarding the directors and executive officers of Digital Angel is also included in Digital Angel’s Form 10-K/A, which was filed with the SEC on April 30, 2007. These documents are available free of charge at the SEC’s website (www.sec.gov) and by contacting Investor Relations at the addresses above.
Contact:
Applied Digital
Allison Tomek
Phone: (561) 805-8000
atomek@adsx.com
TABLES FOLLOW

APPLIED DIGITAL SOLUTIONS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS DATA
(In thousands, except par value)

Assets
	September 30,	December 31,
	2007	2006
Current Assets	(unaudited)
Cash and cash equivalents	$14,361	$7,068
Restricted cash	137	81
Accounts receivable and unbilled receivables (net of allowance for doubtful accounts of $330 in 2007 and $483 in 2006)	— 19,037	16,020
Inventories	16,457	12,958
Deferred taxes	381	697
Other current assets	3,357	3,522
Current assets from discontinued operations	6,272	9,814

Total Current Assets	60,002	50,160
Property and Equipment, net	12,967	11,532
Goodwill, net	74,408	72,306
Intangibles, net	18,767	20,200
Deferred Offering Costs	—	5,079
Other Assets, net	3,143	997
Other Assets from discontinued operations	5,442	11,076

Total Assets	$174,729	$171,350

Liabilities and Stockholders’ Equity
Current Liabilities
Notes payable and current maturities of long-term debt	$15,142	$7,250
Accounts payable	13,569	12,874
Accrued expenses	11,601	16,245
Deferred revenue	1,782	1,638
Current liabilities of discontinued operations	13,437	16,944

Total Current Liabilities	55,531	54,951
Long-Term Debt and Notes Payable	16,746	14,203
Deferred Taxes	5,092	5,803
Other Liabilities	3,221	1,199
Deferred Revenue	521	1,091
Other Liabilities from discontinued operations	96	1,165

Total Liabilities	81,197	78,412

Commitments and Contingencies

Minority Interest	57,585	47,984
Minority Interest, discontinued operations	667	1,090

Total Minority Interest	58,252	49,074
Stockholders’ Equity	35,280	43,864

	$174,729	$171,350

APPLIED DIGITAL SOLUTIONS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS DATA
(In thousands, except per share data)
(unaudited)

	For The Three-Months		For The Nine-Months
	Ended September 30,		Ended September 30,
	2007	2006	2007	2006
Product revenue	$28,195	$19,527	$78,052	$59,232
Service revenue	1,976	1,396	6,085	5,509

Total revenue	30,171	20,923	84,137	64,741
Cost of products sold	15,166	9,970	43,557	31,189
Cost of services sold	971	653	2,597	1,812

Total cost of products and services sold	16,137	10,623	46,154	33,001
Gross profit	14,034	10,300	37,983	31,740
Selling, general and administrative expense	17,106	11,678	46,665	35,104
Gain on sale of assets	(691)	—	(691)	—
Research and development	1,971	1,649	7,137	4,987

Total operating costs and expenses	18,386	13,327	53,111	40,091
Operating loss before other items	(4,352)	(3,027)	(15,128)	(8,351)
Interest and other income (expense)	(958)	223	1,050	698
Interest expense	(2,698)	(1,191)	(4,911)	(2,408)

Total other income and expense	(3,656)	(968)	(3,861)	(1,710)
Loss from continuing operations before taxes, minority interest and gain (loss) attributable to capital transactions of subsidiaries	(8,008)	(3,995)	(18,989)	(10,061)
(Provision) benefit for income taxes	(144)	343	(488)	382

Loss from continuing operations before minority interest and gain (loss) attributable to capital transactions of subsidiaries	(8,152)	(3,652)	(19,477)	(9,679)
Minority interest	2,570	516	6,777	1,244
Net (loss) gain on capital transactions of subsidiaries	(1,118)	—	3,632	322
(Loss) gain attributable to changes in minority interest as a result of capital transactions of subsidiaries	(857)	160	(6,717)	(23)

Loss from continuing operations	(7,557)	(2,976)	(15,785)	(8,136)
Loss from discontinued operations	(3,742)	(623)	(3,385)	(1,671)

Net loss attributable to common stockholders	$(11,299)	$(3,599)	$(19,170)	$(9,807)

Loss per common share — basic and diluted
Loss from continuing operations	$(0.11)	$(0.04)	$(0.23)	$(0.12)
Income from discontinued operations	$(0.05)	(0.01)	$(0.05)	(0.03)

Net loss per common share — basic and diluted	$(0.16)	$(0.05)	$(0.28)	$(0.15)

Weighted average number of common shares outstanding — basic and diluted	70,017	67,726	68,251	67,375

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